                                                                      EXHIBIT 4B


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA

CERTIFICATE NUMBER         P9999999999

PARTICIPANT                JOHN DOE


          STATUTORY HOME OFFICE                       EXECUTIVE OFFICE                      ANNUITY SERVICE CENTER
     2999 NORTH 44TH ST., SUITE 250                  1 SUNAMERICA CENTER                         PO BOX 54299
            PHOENIX, AZ 85018                    LOS ANGELES, CA 90067-6022               LOS ANGELES, CA 90054-0299


ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Participant under the Group Contract, in accordance with the provisions set forth in this Certificate and in consideration of the Participant Enrollment Form and Purchase Payments We receive.

THIS CERTIFICATE IS EVIDENCE OF COVERAGE UNDER THE GROUP CONTRACT IF A PARTICIPANT ENROLLMENT FORM IS ATTACHED. THE COVERAGE WILL BEGIN AS OF THE CERTIFICATE DATE, SHOWN ON THE CERTIFICATE DATA PAGE.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT. THE UNADJUSTED CASH SURRENDER BENEFIT IS AVAILABLE FOR 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT FOR ANY CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO FIXED NON-MVA ACCOUNT OPTIONS.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CERTIFICATE TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CERTIFICATE WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CERTIFICATE VALUE ON THE BUSINESS DAY DURING WHICH THE CERTIFICATE IS RECEIVED. UPON SUCH REFUND, THE CERTIFICATE SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Purchase Payment(s) may be required. Therefore, We reserve the right to allocate Your Purchase Payment(s) to the Cash Management Variable Portfolio until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Certificate Purchase Payment Allocation page.


                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.



          /s/ CHRISTINE A. NIXON                  /s/ JAY S. WINTROB
      -------------------------------         ----------------------------
             Christine A. Nixon                      Jay S. Wintrob
                 Secretary                              President



                          ALLOCATED FIXED AND VARIABLE
                            GROUP ANNUITY CERTIFICATE
                                Nonparticipating

                                TABLE OF CONTENTS


CERTIFICATE DATA PAGE................................................................................................PAGE 3

PURCHASE PAYMENT ALLOCATION..........................................................................................PAGE 4

DEFINITIONS..........................................................................................................PAGE 5

PURCHASE PAYMENT PROVISIONS..........................................................................................PAGE 8

ACCUMULATION PROVISIONS..............................................................................................PAGE 9

CHARGES AND DEDUCTIONS..............................................................................................PAGE 11

TRANSFER PROVISION..................................................................................................PAGE 12

WITHDRAWAL PROVISIONS...............................................................................................PAGE 12

GENERAL PROVISIONS..................................................................................................PAGE 14

DEATH PROVISIONS....................................................................................................PAGE 17

ANNUITY PROVISIONS..................................................................................................PAGE 19

ANNUITY PAYMENT OPTIONS ............................................................................................PAGE 21

FIXED ANNUITY PAYMENT OPTIONS TABLE.................................................................................PAGE 22

VARIABLE ANNUITY PAYMENT OPTIONS TABLE..............................................................................PAGE 25



                              CERTIFICATE DATA PAGE


CERTIFICATE NUMBER:                          ANNUITY SERVICE CENTER:
     P9999999999                             P. O. BOX 54299
                                             LOS ANGELES, CA 90054-0299

PARTICIPANT:                                 AGE AT ISSUE:
     JOHN DOE                                   35

ANNUITANT:                                   INITIAL PURCHASE PAYMENT:
     JOHN DOE                                   $10,000.00

SPECIFIED ANNUITY DATE:                      CERTIFICATE DATE:
     July 1, 2031                               July 1, 2001

LATEST ANNUITY DATE:                         MINIMUM GUARANTEE RATE FOR
     July 1, 2061                            FIXED ACCOUNT OPTIONS -
                                                3.0%

                                             EXPENSE RISK CHARGE:
                                                [0.35%]

GUARANTEED DEATH BENEFIT RISK CHARGE:        MORTALITY RISK CHARGE:
     [0.12%]                                    [0.90%]

BENEFICIARY:                                 DISTRIBUTION EXPENSE CHARGE:
     As named by You                            [0.15%]

SEPARATE ACCOUNT:                            ANNUAL CERTIFICATE ADMINISTRATION
     [VARIABLE SEPARATE ACCOUNT]             CHARGE
                                                $35.00

     OPTIONAL ELECTIONS                      OPTIONAL ELECTION CHARGES:
     OPTIONAL DEATH BENEFIT ELECTED:
         Purchase Payment Accumulation]         0.20%




                                  FOR INQUIRIES
                              [CALL 1-800-445-SUN2]

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                           PURCHASE PAYMENT ALLOCATION

                               Variable Portfolios

        STOCK                                       BALANCED
        -----                                       --------
 0.00%  Alliance Growth                      0.00%  Asset Allocation
 0.00%  Global Equities                      0.00%  MFS Total Return
 0.00%  Growth-Income                        0.00%  SunAmerica Balanced
 0.00%  Davis Venture Value
 0.00%  Real Estate
 0.00%  Federated Value                             BOND
                                                    ----
25.00%  Goldman Sachs Research               0.00%  Corporate Bond
 0.00%  MFS Growth and Income                0.00%  Global Bond
 0.00%  MFS Mid-Cap Growth                  25.00%  High-Yield Bond
 0.00%  Int'l Diversified Equities           0.00%  Government & Quality Bond
 0.00%  Technology
 0.00%  Emerging Markets
 0.00%  Int'l Growth and Income                     CASH
                                                    ----
 0.00%  Putnam Growth                        0.00%  Cash Management
 0.00%  Aggressive Growth
 0.00%  Blue Chip Growth
25.00%  "Dogs" of Wall Street
 0.00%  Growth Opportunities
 0.00%  Capital Appreciation
 0.00%  Growth
 0.00%  Natural Resources



                       Fixed Account Options
                       ---------------------

                             Guarantee                          Initial
                              Period                          Interest Rate
                              ------                          -------------
       25.00%       1-Year Fixed Non-MVA                         3.00%
        0.00%       3-Year Fixed MVA


                     DCA Fixed Account Options
                     -------------------------

        0.00%       6-Month DCA Fixed Non-MVA
        0.00%       1-Year DCA Fixed Non-MVA

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Certificate. These terms are capitalized when used in the Certificate. Other capitalized terms in the Certificate refer to the captioned paragraph explaining that particular concept in the Certificate.

ACCUMULATION UNIT
A unit of measurement used to compute the Certificate Value in a Variable Portfolio prior to the Annuity Date.

AGE
Age as of last birthday.

ANNUITANT
The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Certificate. If the Certificate is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Certificate cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY DATE
The date on which annuity payments ("income payments") to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY SERVICE CENTER As specified on the Certificate Data Page.

ANNUITY UNIT
A unit of measurement used to compute annuity payments from the Variable Portfolios.

BENEFICIARY
The Beneficiary is as named by You at issue, unless later changed by You in a written request to Us at Our Annuity Service Center.

CERTIFICATE
This Certificate describes Your interest as a Participant under the group annuity contract.

CERTIFICATE DATE
The date Your Certificate is issued, as shown on the Certificate Data Page. It is the date from which Certificate Years and anniversaries are measured.

CERTIFICATE VALUE
The sum of: (1) Your share of the Variable Portfolios Accumulation Unit values and (2) the value of amounts allocated to the Fixed Account Options.

CERTIFICATE YEAR
One year starting from the Certificate Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CONTINUATION DATE
The Date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Certificate inforce, and (b) Due Proof of Death of the Participant. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CURRENT INTEREST RATE
The rate(s) of interest declared by Us applicable to allocations of Subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guaranteed Rate as shown on the Certificate Data Page.

DOLLAR COST AVERAGING PROGRAM (DCA)
An optional program under which You authorize the automatic transfer of specified amounts or percentages from the DCA Fixed Account Option(s), the 1-Year Fixed Account Option or any Variable Portfolio(s) into any Variable Portfolio(s) other than the source account. Any portion of a Purchase Payment allocated to the DCA Fixed Account Option(s) must be transferred out within the specified DCA Fixed Account Option Period. Upon termination of a DCA Program or annuitization, any amounts remaining in the DCA Fixed Account Options will be transferred to the 1-Year Fixed Account Option. The unit values credited and applied to Your Certificate are determined on each date of transfer.

FIXED ACCOUNT OPTIONS
The investment options under this Certificate that are credited with a fixed rate of interest declared by the Company. All amounts allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Certificate are shown on page 4.

FIXED ANNUITY
A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD
The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE
The rate(s) of interest credited to any portion of the Initial Purchase Payment allocated to the Fixed Account Option(s) as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Certificate is/are listed on page 4. The Initial Interest Rate may not be less than the Minimum Guaranteed Rate as shown on the Certificate Data Page.

IRC
The Internal Revenue Code of 1986, as amended, or as it may be amended or superseded.

JOINT PARTICIPANT
If Joint Participants are named, they must be spouses. Each Joint Participant has an equal ownership interest in the Certificate unless We are advised otherwise in writing.

NYSE
New York Stock Exchange.

PARTICIPANT
The person or entity named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate. Participant means both Joint Participants, if applicable.

PAYEE
The person receiving payment of annuity benefits under this Certificate.

PURCHASE PAYMENTS
Payments in U.S. currency made by or on behalf of the Participant to the Company for the Certificate.

RENEWAL INTEREST RATE
The rate(s) of interest declared by Us applicable to transfers from the Variable Portfolios and/or Fixed Account Option(s) into any of the Fixed Account Options and to amounts previously allocated to a Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Certificate Data Page.

SEPARATE ACCOUNT
The segregated asset account named on the Certificate Data Page. The Separate Account consists of several Variable Portfolios, each investing in the shares of the Underlying Fund(s) of the trust(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. Each Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio. The value of amounts allocated to the Variable Portfolios of the Separate Account is not guaranteed.

SPECIFIED ANNUITY DATE
The anticipated Annuity Date specified by You as shown on Certificate Data page
3. This date may be changed by You in writing prior to the Annuity Date, but in no event can it be later than the Latest Annuity Date. If this date is not specified, it will be the Latest Annuity Date.

SPOUSAL BENEFICIARY
The deceased Participant's surviving spouse who is designated as the primary Beneficiary and may continue the Certificate as the Participant on the Continuation Date.

SUBSEQUENT PURCHASE PAYMENTS
Purchase Payments made subsequent to the Initial Purchase Payment.

TOTAL INVESTED AMOUNT
The sum of all Purchase Payments less amounts previously withdrawn that incurred a Withdrawal Charge, less Purchase Payments withdrawn that were no longer subject to a Withdrawal Charge.

UNDERLYING FUND
The variable investment options in which the corresponding Variable Portfolio(s) invest.

VARIABLE ANNUITY
A series of periodic annuity payments which vary in amount according to the investment experience of one or more Variable Portfolio, as selected by You.

VARIABLE PORTFOLIO
One or more divisions of the Separate Account, which provides for the variable investment options available under this Certificate. Each Variable Portfolio has its own investment objective and is invested in the Underlying Fund(s) of the trusts. A Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio. The available Variable Portfolio are shown on page
4. Additional Variable Portfolios may become available in the future.

WE, OUR, US, THE COMPANY
Anchor National Life Insurance Company.

YOU, YOUR
The Participant.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS
Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments will be allocated to the Fixed Account Option(s) and/or one or more Variable Portfolio(s) in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Variable Portfolio or a Fixed Account Option under the Certificate.

SUBSTITUTION OF INVESTMENT PORTFOLIO
If: (a) the shares of the underlying investment portfolios in which the Variable Portfolios invest should no longer be available for investment by the Separate Account; or (b) in the judgment of the Board of Trustees further investment in the shares of a Variable Portfolio is no longer appropriate in view of the purpose of the Certificate, then We may substitute shares of another underlying investment series for shares already purchased, or to be purchased in the future by Purchase Payments under the Certificate. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE
The Separate Account Accumulation Value under the Certificate shall be the sum of the values of the Accumulation Units held in the Variable Portfolios for the Participant.

NUMBER OF ACCUMULATION UNITS
Your Certificate is credited with Accumulation Units of the Separate Account when amounts are allocated to the Variable Portfolio(s). For that portion of each Purchase Payment and/or transfer amount allocated to a Variable Portfolio, the number of Accumulation Units credited is equal to the sum of each Purchase Payment and/or transfer amount allocated to that Variable Portfolio reduced by premium taxes, if any:

Divided by

The Accumulation Unit value for that Variable Portfolio for the NYSE business day in which the Purchase Payment or transfer amount is allocated.

The number of Accumulation Units will be reduced for withdrawals of Certificate Value, annuitizations, amounts transferred out of a Variable Portfolio, and the Certificate Administration Charge. Reductions will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)
The AUV of a Variable Portfolio for any NYSE business day is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Variable Portfolio minus the total liabilities;

(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense, Mortality Risk and Guaranteed Death Benefit Risk charges (See CHARGES AND DEDUCTIONS);

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE
Under a Certificate, the Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that the Certificate has been in effect. This amount shall be adjusted for withdrawals (which includes any applicable charges associated with such withdrawals), annuitizations, transfers, any applicable MVA on such transactions and the Certificate Administration Charge. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Certificate is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING
Any amounts allocated to the Fixed Account Options from the initial Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments, if any, allocated to the Fixed Account Options will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Transfers to the Fixed Account Options and amounts renewing in the Fixed Account Options will earn interest at the Renewal Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

For thirty (30) days following the date of expiration of a Guarantee Period, You may renew for the same or any other Guarantee Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Variable Portfolios and/or Fixed Account Option(s). If You do not specify a Guarantee Period at the time of renewal, We will select the same Guarantee Period as has just expired, crediting the Certificate with the Renewal Interest Rate in effect on the date of expiration of the Guarantee Period, so long as such Guarantee Period does not extend beyond the Annuity Date. If a renewal occurs within one year of the Annuity Date, We will credit interest up to the Annuity Date at the Renewal Interest Rate for the 1-Year Fixed Account Option.

If You are participating in the DCA program, Purchase Payments may be allocated to the DCA Fixed Account Option(s) or the 1-Year Fixed Account Option. Upon termination of the DCA program, any amounts remaining in the DCA Fixed Account Option(s) will be automatically transferred to the 1-Year Fixed Account Option. Such amounts will earn interest at the Renewal Interest Rate for the 1-Year Fixed Account Option.

MARKET VALUE ADJUSTMENT (MVA)
Any payments and values based on a Fixed MVA Account Option may be subject to an MVA, the operation of which may result in upward or downward adjustments in the Certificate Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized from a Fixed MVA Account Option by the following formula:

                                                 N/12
                           {(1 + I)/(1+J+0.0050)}     -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Initial Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the Initial Interest Rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal, transfer or annuitization request is processed.

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If a Withdrawal Charge is applied to a withdrawal, then the MVA will be applied to the withdrawal amount net of the Withdrawal Charge.

There will be no MVA on withdrawals from the Fixed MVA Account Option in the following situations: (1) to pay a Death Benefit upon death of the Participant;
(2) on amounts withdrawn to pay fees or charges in the Certificate; (3) on amounts withdrawn or transferred from any of the Fixed Account Options within thirty (30) days after the end of the Guarantee Period; (4) on annuitizations on the Latest Annuity Date; (5) on amounts withdrawn from the 1-Year Fixed Account Option or the DCA Fixed Account Options.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Certificate:

CERTIFICATE ADMINISTRATION CHARGE
The charge specified on the Certificate Data Page will be deducted on each Certificate anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Certificate Value is withdrawn in full if withdrawal is not on the Certificate anniversary. We reserve the right to assess a charge on a class basis which is less than the charge specified on the Certificate Data Page. This charge is not deducted when the Certificate Value is greater than [$50,000].

WITHDRAWAL CHARGE
This charge may be deducted upon withdrawal of any portion of the Certificate Value. See WITHDRAWAL PROVISIONS.

MORTALITY RISK CHARGE
This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation units of the Variable Portfolio(s) to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the mortality risks under the Certificate.

EXPENSE RISK CHARGE
This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation units of the Variable Portfolio(s) to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the expense risks under the Certificate.

DISTRIBUTION EXPENSE CHARGE
This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation units of the Variable Portfolio(s) to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for all distribution expenses associated with the Certificate.

GUARANTEED DEATH BENEFIT RISK CHARGE
This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation units of the Variable Portfolio(s) to which the Certificate is allocated. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide a minimum guaranteed Death Benefit prior to the Annuity Date.

                               TRANSFER PROVISIONS

Prior to the Annuity Date, You may transfer all or part of Your Certificate Value from any Variable Portfolio to any of the Variable Portfolios or Fixed Account Options subject to certain restrictions. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Variable Portfolio or Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN VARIABLE PORTFOLIOS
Prior to and after the Annuity Date, You may transfer all or a portion of Your Certificate Value from one Variable Portfolio to another Variable Portfolio. Before the Annuity Date, a transfer will result in the redemption of Accumulation Units in a Variable Portfolio and the purchase of Accumulation Units in the other Portfolio(s). After the Annuity Date, a transfer will result in the redemption of Annuity Units in a Variable Portfolio and the purchase of Annuity Units in the other Variable Portfolio(s). Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT
Prior to the Annuity Date, You may transfer all or any part of Your Certificate Value from the Variable Portfolio(s) to any Fixed Account Option(s) other than the DCA Fixed Account Options or from the Fixed Account Option(s) to the Variable Portfolio(s) and/or the Fixed Account Option(s) of the Certificate. Transfers from the Fixed Account Option(s) may be subject to a Market Value Adjustment as discussed in the Market Value Adjustment Provision.

After the Annuity Date, transfers into or out of the Fixed Account Option(s) are not allowed.

                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while the Participant is living, You may withdraw all or part of Your Certificate Value under this Certificate by informing Us at Our Annuity Service Center. For a full withdrawal, this Certificate must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Without a written notice to the contrary, withdrawals will be deducted from the Certificate Value in proportion to their allocation among the Fixed Account Options and the Variable Portfolios. Withdrawals will be based on values for the NYSE business day in which the request for withdrawal and the Certificate (in the case of a full withdrawal), are received at the Annuity Service Center. Unless the

SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE
Withdrawals of all or a portion of the Certificate Value may be subject to a Withdrawal Charge as shown in the chart below. The Withdrawal Charge percentage applied to any withdrawal will depend on how long the Purchase Payment to which the withdrawal is attributed has been in the Certificate. No Withdrawal Charge is made on an amount withdrawn which is considered to be a withdrawal of penalty-free earnings.

For the purpose of determining the Withdrawal Charge, a withdrawal will be attributed to amounts in the following order: (1) penalty-free earnings in the Certificate; (2) Purchase Payments which are both no longer subject to the Withdrawal Charge and are not yet withdrawn; (3) any remaining Penalty-Free Withdrawal amount (except in the case of a full surrender); and (4) Purchase Payments subject to a Withdrawal Charge. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.


------------------------------------------------------------------------------
     Number of full Years Elapsed                    Withdrawal Charge as a
Between Purchase Payment Contribution                Percentage of Withdrawn
        And Date of Withdrawal                          Purchase Payment
------------------------------------------------------------------------------
                  0                                            7%
------------------------------------------------------------------------------
                  1                                            6%
------------------------------------------------------------------------------
                  2                                            5%
------------------------------------------------------------------------------
                  3                                            0%
------------------------------------------------------------------------------



The Withdrawal Charge will be assessed against the Variable Portfolios and the Fixed Account Options in the same proportion that the remaining Certificate Value is allocated unless You request that the withdrawal come from a particular Fixed Account Option or Variable Portfolio. After a Withdrawal is taken, the remaining Certificate Value must be sufficient to cover any Withdrawal Charge remaining upon full surrender of the Certificate.

PENALTY-FREE WITHDRAWALS
As of any day, You may make a withdrawal of up to the Penalty-Free Withdrawal amount for that day without incurring a Withdrawal Charge. Any Penalty-Free Withdrawal made in excess of penalty-free earnings in the Certificate is considered to be a withdrawal of future penalty-free earnings and is therefore not a withdrawal of the Total Invested Amount. On any day, penalty-free earnings in the Certificate are calculated as the Certificate Value at the end of that day less the Total Invested Amount.

During the first Certificate Year, the Penalty-Free Withdrawal amount is equal to the penalty-free earnings in the Certificate as of the date of withdrawal.

Alternatively, during the first Certificate Year, You may make withdrawals of the Penalty-Free Withdrawal amount through the Systematic Withdrawal Program. The Penalty-Free Withdrawal amount as of any systematic withdrawal date is 10% of the Total Invested Amount less any withdrawals already made during the Certificate Year.

After the first Certificate Year, the maximum Penalty-Free Withdrawal amount as of the date of the withdrawal is the greater of:

(a)  penalty-free earnings in the Certificate as of that date; or

(b) 10% of the Total Invested Amount on deposit for at least one year, less any withdrawals already made during the year.

Although amounts withdrawn free of a Withdrawal Charge may reduce principal, they do not reduce the Total Invested Amount for purposes of calculating the Withdrawal Charge or for the purposes of calculating penalty-free earnings in the Certificate. As a result, You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

SYSTEMATIC WITHDRAWAL PROGRAM

Prior to the Annuity Date, You may elect to participate in the Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from Your account monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is subject to Company limits. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge and/or a Market Value Adjustment as discussed in the WITHDRAWAL CHARGE, PENALTY-FREE WITHDRAWALS and MARKET VALUE ADJUSTMENT provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request. We reserve the right to modify, suspend or terminate the Systematic Withdrawal Program at any time.

Systematic withdrawals will be deducted from the Penalty-Free Withdrawal amount available each Certificate Year.

                               GENERAL PROVISIONS

ENTIRE CONTRACT
The entire contract between You and Us consists of the group annuity contract, the group annuity application, the Participant Enrollment Form as completed by You at the time of purchase, this Certificate and any attached endorsement(s). An agent cannot change the terms or conditions of this Certificate. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT
If the Participant is an individual, the Participant may change the Annuitant at any time prior to the Annuity Date. To make a change, the Participant must send a written notice to Us at least 30 days before the Annuity Date. If the Participant is not an individual, the Participant may not change the Annuitant.

DEATH OF ANNUITANT
If the Participant and Annuitant are different, and the Annuitant dies before the Annuity Date, the Participant becomes the Annuitant until the Participant elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Participant may elect a new Joint Annuitant. However, if the Participant is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Participant, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX
If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Portfolios will be deducted from the next payment(s) due. Any underpayment from the Variable Portfolios will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL
The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Certificate depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS
We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS
We may suspend or postpone any payments from the Variable Portfolios if any of the following occur:

(a)  the NYSE is closed;
(b)  trading on the NYSE is restricted;
(c) an emergency exists such that it is not reasonably practical to dispose of or determine the value of assets held in the Variable Portfolios; or
(d) the Securities and Exchange Commission, by order, so permits for the protection of Participants.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS
The provisions of this Certificate will be interpreted by the laws of the state in which the enrollment form was signed or such other state as is required by law. Any provision which, on the Certificate Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW
If the laws governing this Certificate or the taxation of benefits under the Certificate change, We reserve the right to amend this Certificate to comply with these changes.

ASSIGNMENT
You may assign this Certificate before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Certificate will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS
To the extent permitted by law, no right or proceeds payable under this Certificate will be subject to claims of creditors or legal process.

PREMIUM TAXES AND OTHER TAXES
The Company may deduct from Your Certificate Value any premium tax and/or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE
Any notice We send to You will be sent to Your address shown in the Participant Enrollment Form unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, at the address specified on the Certificate Data Page.

PERIODIC REPORTS
During each Certificate Year, We will send You quarterly statements of the account activity of the Certificate as well as confirmation reports after each financial transaction. The statement will include all transactions which have occurred during the quarterly accounting period shown on the statement.

INCONTESTABILITY
This Certificate will be incontestable from the Certificate Date.

NONPARTICIPATING
This Certificate does not share in Our surplus.

                                DEATH PROVISIONS

Notwithstanding any provision of this Certificate to the contrary, all payments of benefits under this Certificate will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Certificate is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant", as defined in IRC Section 72(s)(6), as the death of any Participant.

DUE PROOF OF DEATH Due Proof of Death means:

1.   a certified copy of a death certificate; or
2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
3. a written statement by a medical doctor who attended the deceased Participant at the time of death; or
4.   any other proof satisfactory to Us.

DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE
We will pay a death benefit to the Beneficiary upon Our receiving: (a) due proof that the Participant died before the Annuity Date, (b) an election form specifying the payment option and (c) any other documentation We may require. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following payment options:

1. Immediately collect the death benefit in a lump sum. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

2. Collect the death benefit in the form of one of the Annuity Payment Options. If an Annuity Payment Option is desired, an option must be elected within 60 days of Our receipt of: (a) Due Proof of Death of the Participant; (b) an election form specifying the payment option and (c) any other documentation We may require. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Participant's death, otherwise, the death benefit will be paid in accordance with death benefit option 1; or

3. If eligible, continue the Certificate as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Certificate any amount by which the Death Benefit exceeds the Certificate Value, calculated as of the Participant's date of death. This amount is not considered a Purchase Payment. If an amount is contributed on the Continuation Date, then upon death of the Spousal Beneficiary the subsequent death benefit will be calculated as if the Certificate was issued to the Spousal Beneficiary on the Continuation Date. Otherwise, the death benefit payable upon death of the Spousal Beneficiary will be calculated as if the Certificate was issued to the Spousal Beneficiary on the original Certificate Date.

     You cannot change any elected death benefit option specified on the Certificate Data Page. Your Spousal Beneficiary may discontinue the death benefit option on the Continuation Date but cannot change the elected death benefit option. Upon the Spousal Beneficiary's death, the entire interest of the Certificate must be distributed immediately under option 1 or 2 as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

     In any event, the entire interest in the Certificate will be distributed within five years from the date of death of the Participant unless payment option 2 or 3 as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

The death benefit is equal to the greater of:

1. the Certificate Value at the end of the NYSE business day during which We receive, at Our Annuity Service Center, due proof of the Participant's death and an election specifying the type of payment to be made and any other documents We may require; Or

2. Purchase Payments, reduced for partial withdrawals in the same proportion that the Certificate Value was reduced on the date of such withdrawal (including any charges applicable to such withdrawal).

DEATH OF PARTICIPANT OR ANNUITANT ON OR AFTER THE ANNUITY DATE
If any Participant or Annuitant dies on or after the Annuity Date and before the entire interest in the Certificate has been distributed, We will pay the remaining portion of the interest of the Certificate under the Annuity Payment Option being distributed on the date of death upon Our receipt of Due Proof of Death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY
The Beneficiary is selected by the Participant. While (a) the Participant is living; and (b) before the Annuity Date, the Participant may change the Beneficiary by written notice in a form satisfactory to Us. A change in Beneficiary will take effect on the date the notice of change was signed. Such change, however, will not apply to any payment or action taken by Us before the notice was received at Our Annuity Service Center. If two or more persons are named, (a) those surviving the Participant will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE. If the Annuitant survives the Participant, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Participants, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Participant is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designated on the Participant Enrollment Form will be treated as a contingent Beneficiary.

If the Participant is also the Annuitant and there are no surviving Beneficiaries at the death of the Participant, the death benefit will be paid to the estate of the Participant in accordance with option 1, under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE
The Participant specifies an anticipated Annuity Date (the date on which annuity payments are to begin). The date provided by the Participant to Us at the time of application is shown on Certificate Data Page 3 as the Specified Annuity Date. The Participant may change the Specified Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Certificate Date, but not beyond the later of the Participant's 95th birthday or ten years after the Certificate Date. If the Participant is a non-natural person, the latest Annuity Date is the later of the Annuitant's 95th birthday or ten years after the Certificate Date. If no Annuity Date is specified, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO PARTICIPANT
Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS
If a Fixed Annuity payment option has been elected, the proceeds payable under this Certificate less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Certificate. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS
The amount of each Fixed Annuity payment will be determined by applying the portion of the Certificate Value allocated to the Fixed Account Options less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS
(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Certificate Value allocated to the Variable Portfolio(s), less any applicable premium taxes, to rates which are at least equal to the annuity rates based upon the annuity table applicable to the Variable Annuity payment option chosen. If the Certificate Value is allocated to more than one Variable Portfolio, the value of Your interest in each Variable Portfolio is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Variable Portfolio.
(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Portfolio is the amount of the first annuity payment attributable to that Variable Portfolio divided by the value of the applicable Annuity Unit for that Variable Portfolio as of the Annuity Date. The number will not change as a result of investment experience.
(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Variable Portfolio is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Variable Portfolio for the last NYSE business day of the current month.

The Net Investment Factor for any Variable Portfolio for a certain month is determined by dividing (1) by (2) where:

     (1) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of that month, and

     (2) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of the preceding month.


The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Variable Portfolio(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Variable Portfolio is:

The number of Annuity Units for each Variable Portfolio as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Variable Portfolio at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Certificate to the Company at its Annuity Service Center, the Certificate Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Certificate Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been selected by the Annuity Date, You will automatically receive option 4, below, with 120 monthly payments guaranteed.

OPTIONS 1 & 1V - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED
Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2V - JOINT AND SURVIVOR LIFE ANNUITY
Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3V - JOINT AND SURVIVOR LIFE ANNUITY - 120 OR 240 MONTHLY PAYMENTS GUARANTEED
Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4V - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5V - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN
Payments are payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if You fully surrendered Your Certificate.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000. (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)


                              OPTION 1                          OPTION 4                         OPTION 4
                                                              LIFE ANNUITY                     LIFE ANNUITY
    AGE OF                                                  (W/120 PAYMENTS                   (W/240 PAYMENTS
   ANNUITANT                LIFE ANNUITY                      GUARANTEED)                       GUARANTEED)
                       MALE            FEMALE            MALE            FEMALE            MALE            FEMALE
      55               4.23             3.84             4.19             3.82             4.05             3.76
      56               4.32             3.91             4.27             3.88             4.11             3.81
      57               4.41             3.98             4.35             3.95             4.17             3.87
      58               4.51             4.05             4.44             4.02             4.24             3.93
      59               4.61             4.13             4.54             4.10             4.31             4.00
      60               4.72             4.22             4.64             4.18             4.37             4.06
      61               4.84             4.31             4.74             4.27             4.44             4.13
      62               4.96             4.40             4.85             4.36             4.51             4.20
      63               5.10             4.51             4.97             4.45             4.58             4.27
      64               5.24             4.62             5.10             4.55             4.65             4.35
      65               5.40             4.73             5.22             4.66             4.72             4.42
      66               5.56             4.86             5.36             4.78             4.79             4.50
      67               5.74             4.99             5.50             4.90             4.86             4.57
      68               5.93             5.14             5.65             5.02             4.92             4.65
      69               6.13             5.29             5.80             5.16             4.99             4.73
      70               6.35             5.46             5.96             5.30             5.05             4.80
      71               6.58             5.64             6.13             5.46             5.10             4.88
      72               6.82             5.84             6.29             5.62             5.16             4.95
      73               7.08             6.05             6.47             5.78             5.20             5.02
      74               7.36             6.28             6.64             5.96             5.25             5.08
      75               7.66             6.53             6.82             6.14             5.29             5.14
      76               7.98             6.80             7.00             6.33             5.33             5.19
      77               8.33             7.09             7.19             6.53             5.36             5.24
      78               8.69             7.41             7.37             6.73             5.39             5.29
      79               9.09             7.75             7.55             6.94             5.41             5.33
      80               9.51             8.11             7.73             7.14             5.43             5.36
      81               9.97             8.51             7.91             7.35             5.45             5.39
      82              10.45             8.94             8.08             7.55             5.47             5.42
      83              10.97             9.41             8.24             7.76             5.48             5.44
      84              11.52             9.92             8.40             7.95             5.49             5.46
      85              12.10            10.47             8.54             8.13             5.50             5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY


      AGE OF
       MALE
    ANNUITANT                                            AGE OF FEMALE ANNUITANT
    ---------                                            -----------------------
                           55            60            65            70           75           80            85
        55                3.54          3.69          3.84          3.96         4.06         4.13          4.17
        60                3.63          3.83          4.04          4.23         4.39         4.52          4.60
        65                3.70          3.95          4.23          4.51         4.78         5.00          5.16
        70                3.75          4.04          4.39          4.78         5.18         5.56          5.85
        75                3.78          4.11          4.51          5.01         5.57         6.14          6.65
        80                3.81          4.15          4.60          5.18         5.89         6.70          7.52
        85                3.82          4.18          4.66          5.30         6.14         7.18          8.35



              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)


      AGE OF
      MALE
    ANNUITANT                                             AGE OF FEMALE ANNUITANT
    ---------                                             -----------------------
                           55            60            65            70           75           80            85
        55                3.54          3.69          3.83          3.96         4.05         4.12          4.16
        60                3.63          3.83          4.03          4.22         4.38         4.50          4.57
        65                3.70          3.95          4.22          4.50         4.76         4.97          5.10
        70                3.75          4.04          4.38          4.76         5.15         5.48          5.72
        75                3.78          4.10          4.50          4.98         5.50         6.00          6.40
        80                3.80          4.14          4.58          5.13         5.78         6.46          7.04
        85                3.81          4.16          4.62          5.22         5.97         6.80          7.55



              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)


      AGE OF
       MALE
     ANNUITANT                                             AGE OF FEMALE ANNUITANT
     ---------                                             -----------------------
                           55            60            65            70           75           80            85
        55                3.53          3.68          3.81          3.92         3.99         4.03          4.04
        60                3.62          3.81          4.00          4.16         4.27         4.34          4.37
        65                3.68          3.92          4.16          4.39         4.56         4.66          4.71
        70                3.72          3.99          4.29          4.58         4.81         4.96          5.03
        75                3.74          4.03          4.36          4.70         4.99         5.17          5.26
        80                3.75          4.05          4.40          4.77         5.09         5.30          5.40
        85                3.76          4.06          4.42          4.80         5.13         5.35          5.46


              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD



      NUMBER            MONTHLY        NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
     OF YEARS           PAYMENT       OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
     --------           -------       --------       -------      --------      -------     --------      -------
                                         10           9.61           17          6.23          24           4.84
                                         11           8.86           18          5.96          25           4.71
        5                17.91           12           8.24           19          5.73          26           4.59
        6                15.14           13           7.71           20          5.51          27           4.47
        7                13.16           14           7.26           21          5.32          28           4.37
        8                11.68           15           6.87           22          5.15          29           4.27
        9                10.53           16           6.53           23          4.99          30           4.18


                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION
The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1V& 4V - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)


                          OPTION 1V                         OPTION 4V                              OPTION 4V
                                                           LIFE ANNUITY                           LIFE ANNUITY
    AGE OF                                               (W/120 PAYMENTS                        (W/240 PAYMENTS
  ANNUITANT             LIFE ANNUITY                       GUARANTEED)                            GUARANTEED)

                    MALE             FEMALE            MALE             FEMALE            MALE            FEMALE
     55             4.53              4.13             4.48              4.11             4.33             4.05
     56             4.62              4.20             4.56              4.18             4.39             4.10
     57             4.71              4.27             4.64              4.24             4.45             4.16
     58             4.80              4.34             4.73              4.31             4.52             4.22
     59             4.90              4.42             4.82              4.39             4.58             4.28
     60             5.01              4.51             4.92              4.47             4.65             4.34
     61             5.13              4.60             5.03              4.55             4.71             4.41
     62             5.26              4.69             5.14              4.64             4.78             4.48
     63             5.39              4.80             5.25              4.74             4.85             4.55
     64             5.54              4.91             5.38              4.84             4.92             4.62
     65             5.69              5.02             5.51              4.94             4.99             4.69
     66             5.86              5.15             5.64              5.06             5.05             4.77
     67             6.03              5.28             5.78              5.18             5.12             4.84
     68             6.22              5.43             5.93              5.30             5.18             4.92
     69             6.43              5.58             6.08              5.44             5.24             4.99
     70             6.64              5.75             6.23              5.58             5.30             5.06
     71             6.87              5.93             6.40              5.73             5.36             5.14
     72             7.12              6.13             6.56              5.89             5.41             5.21
     73             7.38              6.34             6.73              6.06             5.46             5.27
     74             7.66              6.57             6.91              6.23             5.50             5.33
     75             7.96              6.82             7.09              6.41             5.54             5.39
     76             8.28              7.09             7.27              6.60             5.57             5.44
     77             8.63              7.38             7.45              6.79             5.61             5.49
     78             9.00              7.70             7.63              6.99             5.63             5.54
     79             9.40              8.04             7.81              7.19             5.66             5.58
     80             9.82              8.41             7.98              7.40             5.68             5.61
     81            10.28              8.81             8.16              7.60             5.70             5.64
     82            10.76              9.24             8.32              7.81             5.71             5.66
     83            11.28              9.71             8.48              8.00             5.72             5.69
     84            11.83             10.23             8.64              8.19             5.73             5.70
     85            12.42             10.78             8.78              8.38             5.74             5.72


              OPTION 2V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY


    AGE OF
     MALE
   ANNUITANT                                           AGE OF FEMALE ANNUITANT
   ---------                                           -----------------------
                       55             60             65           70            75            80            85
      55              3.83           3.98           4.12         4.24          4.34          4.42          4.46
      60              3.92           4.11           4.32         4.51          4.67          4.80          4.89
      65              3.99           4.23           4.50         4.79          5.05          5.28          5.44
      70              4.04           4.33           4.67         5.05          5.46          5.83          6.13
      75              4.07           4.39           4.79         5.28          5.84          6.41          6.93
      80              4.10           4.44           4.88         5.45          6.16          6.97          7.79
      85              4.11           4.47           4.94         5.57          6.41          7.45          8.61




              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                            AGE OF FEMALE ANNUITANT
   ---------                                            -----------------------
                       55             60             65           70            75            80            85
      55              3.83           3.98           4.12         4.24          4.34          4.40          4.45
      60              3.92           4.11           4.31         4.50          4.66          4.78          4.86
      65              3.99           4.23           4.50         4.78          5.03          5.24          5.38
      70              4.04           4.32           4.66         5.03          5.41          5.75          5.99
      75              4.07           4.38           4.78         5.25          5.77          6.26          6.66
      80              4.09           4.43           4.86         5.40          6.05          6.72          7.29
      85              4.10           4.45           4.90         5.50          6.24          7.05          7.80



              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)


      AGE OF
       MALE
    ANNUITANT                                             AGE OF FEMALE ANNUITANT
    ---------                                             -----------------------
                           55            60            65            70           75           80            85
        55                3.82          3.97          4.10          4.20         4.27         4.31          4.33
        60                3.91          4.09          4.28          4.44         4.55         4.61          4.64
        65                3.97          4.20          4.44          4.66         4.83         4.93          4.97
        70                4.01          4.27          4.56          4.84         5.07         5.21          5.28
        75                4.03          4.31          4.64          4.97         5.25         5.42          5.51
        80                4.04          4.33          4.67          5.03         5.34         5.55          5.65
        85                4.05          4.34          4.69          5.06         5.38         5.60          5.70


              OPTION 5V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD


    NUMBER           MONTHLY        NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER        MONTHLY
   OF YEARS          PAYMENT       OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS       PAYMENT
   --------          -------       --------       -------      --------       -------      --------       -------
                                      10            9.83          17           6.47           24           5.09
                                      11            9.09          18           6.20           25           4.96
       5              18.12           12            8.46          19           5.97           26           4.84
       6              15.35           13            7.94          20           5.75           27           4.73
       7              13.38           14            7.49          21           5.56           28           4.63
       8              11.90           15            7.10          22           5.39           29           4.53
       9              10.75           16            6.76          23           5.24           30           4.45




                          ALLOCATED FIXED AND VARIABLE
                            GROUP ANNUITY CERTIFICATE

                                Nonparticipating